Exhibit 99.1
    News Release

HOPE BANCORP APPOINTS JULIANNA BALICKA CHIEF FINANCIAL OFFICER

LOS ANGELES – April 17, 2023 – Hope Bancorp, Inc. (NASDAQ: HOPE) (the “Company”), the holding company of Bank of Hope (the “Bank”), today announced the appointment of Julianna Balicka as Executive Vice President and Chief Financial Officer of the Company and Bank, effective immediately. David P. Malone, who stepped in as Interim Chief Financial Officer since January 6, 2023, has agreed to stay on through April 30, 2023, to assist in the transition process.

“On behalf of the Board, I thank Dave for his seamless leadership of all CFO-related responsibilities during our search for a permanent Chief Financial Officer,” said Kevin S. Kim, Chairman, President and Chief Executive Officer. “I am also very pleased to welcome Julianna to our executive management team. Given her relevant experience and extensive knowledge of the ethnic banking space, including all three root companies of Bank of Hope, we expect a smooth transition. Julianna is clearly an accomplished professional with a strong reputation in the investment community, and I look forward to her valued contributions as we navigate through the challenges of the current operating environment.”

Balicka, age 45, most recently served as Senior Vice President, Director of Investor Relations and Corporate Finance at East West Bank, a wholly owned company of East West Bancorp, Inc. (NASDAQ: EWBC). In addition to overseeing the investor relations function and corporate finance/M&A strategy, she was responsible for the consolidated financial statement enterprise forecast and actively contributed to balance sheet management strategy, preparation of SEC filings and evaluation of asset/liability model assumptions, including interest rate sensitivity. Prior to joining East West in 2016, Balicka was with Keefe, Bruyette & Woods from 2005 to 2016, most recently as Managing Director, Equity Research, where she served as the lead research analyst for California SMID-cap banks, Asian American banks, and marketplace lenders. She began her professional career as an investment banking analyst in the Financial Institutions Group at Donaldson, Lufkin & Jenrette, which was acquired by Credit Suisse in 2000. Balicka is a graduate of the Huntsman Program in International Studies & Business at the University of Pennsylvania, where she earned her B.S. in Economics, with dual concentrations in Finance and Management, from the Wharton School, as well as a B.A. in International Studies and German from the College of Arts & Sciences.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $19.2 billion in total assets as of December 31, 2022. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 53 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama, and Georgia. Bank of Hope also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, New York City, Northern California and Houston; commercial loan production offices in Northern California, Seattle and Tampa, Fla.; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. None of the information on or hyperlinked from the Company’s website is incorporated by reference.

Exhibit 99.1
Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses, regulatory risks associated with current and future regulations; and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com
# # #